SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): February 26, 2003








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                       0-24097                 59-3396369
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


               450 South Orange Avenue                       32801
                  Orlando, Florida                        (Zip Code)
      (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 5.       Other Events and Required FD Disclosure.

         Reference is made to the press release dated February 26, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.


Item 7.       Financial   Statements,   Pro  Forma  Financial   Information  and
              Exhibits.


       (a)    Not applicable.

       (b)    Not applicable.

       (c)    Exhibits.

              Exhibit No. 99.1   Press Release dated February 26, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.


                                             CNL HOSPITALITY PROPERTIES, INC.



Dated: February 26, 2003               By:   /s/ Thomas J. Hutchison, III
                                             ------------------------------
                                             THOMAS J. HUTCHISON III, President

                                  EXHIBIT INDEX


       Exhibit No. 99.1.   Press Release dated February 26, 2003.

                                                           [LOGO]





News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205
                                                          For Immediate Release
                                                          February 26, 2003



   CNL Hospitality Properties, Inc. Acquires Six Hotels Including First Hyatt


ORLANDO, FL - CNL Hospitality Properties, Inc. ("CNL") has announced that the partnership it formed with Hilton Hotels Corporation in December 2002 has acquired five additional hotels: three Embassy Suites, one each in Orlando, Florida; Arlington, Virginia and Santa Clara, California, the Doubletree Crystal City in Arlington, Virginia and the Hilton Rye Town in Rye Brook, New York. Also today, CNL announced that it has acquired its first Hyatt hotel, bringing a twelfth hotel brand to the company's diverse portfolio of 61 properties, including one parcel of land, for a total of approximately 15,700 rooms in 22 states.

On December 24, 2002, the CNL-Hilton partnership completed the acquisition of the 500-room Doubletree Hotel at Lincoln Centre in Dallas, Texas, and the 428-room Sheraton El Conquistador Resort and Country Club in Tucson, Arizona. The Tucson property has been converted to the Hilton brand, and the Dallas property is in the process of being converted to a Hilton.

CNL, one of the lodging industry's top acquirers of hotels, owns a majority interest in the partnership and contributed the Doubletree Crystal City to the partnership. Hilton, one of the world's leading hotel owners and operators, will operate the seven Hilton, Doubletree and Embassy Suites branded properties under long-term management agreements and retain a minority interest in the partnership. The Hyatt Hotels Corporation will operate the Hyatt Regency Coral Gables.

"CNL is pleased to announce the acquisition of these premier hotel assets valued at $215 million and our entrance into the New York market," said Thomas J. Hutchison III, co-CEO of CNL Hospitality Properties, Inc. "We are also excited to add another quality hotel brand such as Hyatt to our portfolio and look to continue our relationship with this exceptional lodging company."



                                     -More-


CNL Acquires Six Hotels Including First Hyatt, 2

The 242-room Hyatt Coral Gables is within walking distance of shopping on the famous Miracle Mile and is convenient to Coconut Grove, Miami Beach and Bayside Marketplace. The Mediterranean-style hotel, which was fully renovated in 2000, offers over 13,400 square-feet of meeting space as well as the Two Sisters full-service restaurant, lobby lounge and Alcazaba nightclub. The 14-floor hotel also features spectacular views of Coral Gables and downtown Miami.

CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the investment of premium hotels and resorts. CNL owns or has commitments to acquire interests in a portfolio of 64 hotels for a total of approximately 16,900 rooms in 23 states. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation's largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have more than $5.3 billion in assets, representing more than 2,850 properties in 49 states. For more information, please visit www.cnlonline.com.


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